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                                                                  Exhibit 10(jj)



                                    GUARANTY

         GUARANTY, dated December 30, 1999 made by ELDER-BEERMAN HOLDINGS, INC., an Ohio corporation ("Holdings"), ELDER-BEERMAN OPERATIONS, LLC, an Ohio limited liability company ("Operations"), and ELDER-BEERMAN INDIANA, L.P., an Indiana limited liability partnership ("EBI") (each a "Guarantor" and collectively the "Guarantors"), in favor of the Guarantied Parties referred to below.

                                  WITNESSETH:

         WHEREAS, THE ELDER-BEERMAN STORES CORP., an Ohio corporation (the "Borrower"), has entered into an Amended and Restated Credit Agreement, dated as of July 27, 1998, with the financial institutions party thereto (the "Lenders"), Citibank, N.A., as issuer (the "Issuer"), and CITICORP USA, INC. ("CUSA"), as Agent for the Lenders, the Issuer and the Swing Loan Bank (in such capacity, the "Agent") (said Agreement, as it may be amended or otherwise modified from time to time, being the "Credit Agreement", and capitalized terms not defined herein but defined therein being used herein as therein defined); and

         WHEREAS, the Borrower owns beneficially and of record 100% of the capital stock of Holdings, the Borrower and Holdings together own beneficially and of record 100% of the membership interests of Operations, and the Borrower and Holdings together own beneficially and of record 100% of the partnership interests of EBI, and the Borrower and the Guarantors are members of the same consolidated group of companies and are engaged in related businesses, and the Guarantor will derive direct and indirect economic benefit from the Loans and Letters of Credit;and

         WHEREAS, it is a condition precedent to the effectiveness of the Lenders' consent granted under Section 3 of Amendment No. 3 and Consent, dated as of December ___, 1999 ("Amendment No. 3"), to the Credit Agreement that the Guarantors shall have executed and delivered this Guaranty;and

         WHEREAS, the Lenders, the Issuer, the Agent and Citibank, as obligee of the Borrower on Interest Rate Contracts, are herein referred to collectively as the "Guaranteed Parties",

         NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make Loans and the Issuer to issue Letters of Credit, the Guarantors hereby agree as follows:

         SECTION 1. GUARANTY. Each Guarantor hereby, jointly and severally, unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise, of, and the performance of, the Obligations, whether now or hereafter existing and whether for principal, interest, fees, expenses or otherwise, and any and all expenses (including, without limitation, counsel
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fees and expenses) incurred by any of the Guarantied Parties in enforcing any rights under this Guaranty. This Guaranty is an absolute guaranty of payment and performance and not a guaranty of collection.

         SECTION 2. GUARANTY ABSOLUTE. Each Guarantor, jointly and severally, guaranties that the Obligations will be paid strictly in accordance with the terms of the Credit Agreement, the Notes and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guarantied Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

         (i) any lack of validity or enforceability of any provision of any other Loan Document or any other agreement or instrument relating to any Loan Document, or avoidance or subordination of any of the Obligations;

         (ii) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Obligations, or any other amendment or waiver of any term of, or any consent to departure from any requirement of, the Credit Agreement, the Notes or any of the other Loan Documents;

         (iii) an exchange, release or non-perfection of any Lien on any collateral for, or any release or amendment or waiver of any term of any other guaranty of, or any consent to departure from any requirement of any other guaranty of, all or any of the Obligations;

         (iv) the absence of any attempt to collect any of the Obligations from the Borrower or for any other guarantor or any other action to enforce the same or the election of any remedy by any of the Guarantied Parties;

         (v) any waiver, consent, extension, forbearance or granting of any indulgency by any of the Guarantied Parties with respect to any provision of any other Loan Document;

         (vi) the election by any of the Guarantied Parties in any proceeding under chapter 11 of the Bankruptcy Code of the application of section 1111(b)(2) of the Bankruptcy Code;

         (vii) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under section 364 of the Bankruptcy Code;

         (viii) the disallowance, under section 502 of the Bankruptcy Code, of all or any portion of the claims of any of the Guarantied Parties for payment of any of the Obligations;or

         (ix) any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a borrower or a guarantor.


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         SECTION 3. WAIVER. (a) Each Guarantor hereby (i) waives (A) promptness, diligence, notice of acceptance and any and all other notices with respect to any of the Obligations or this Guaranty, (B) any requirement that any of the Guarantied Parties protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any Collateral, (C) the filing of any claim with a court in the event of receivership or bankruptcy of the Borrower, (D) protest or notice with respect to nonpayment of all or any of the Obligations, (E) the benefit of any statute of limitation, (F) all demands whatsoever (and any requirement that the same be made on the Borrower as a condition precedent to each Guarantor's obligations hereunder); and (ii) covenants and agrees that this Guaranty will not be discharged except by complete performance of the Obligations and any other obligations of the Guarantors contained herein.

         (b) If, in the exercise of any of its rights and remedies, any of the Guarantied Parties shall forfeit any of its rights or remedies, including, without limitation, its right to enter a deficiency judgment against the Borrower or any other Person, whether because of any applicable law pertaining to "election of remedies" or the like, the Guarantor hereby consents to such action by such Guarantied Party and waives any claim based upon such action. Any election of remedies which results in the denial or impairment of the right of such Guarantied Party to seek a deficiency judgment against the Borrower shall not impair the obligation of the Guarantors to pay the full amount of the Obligations or any other obligation of the Guarantors contained herein.

         (c) Each Guarantor agrees that notwithstanding the foregoing and without limiting the generality of the foregoing if, after the occurrence and during the continuance of an Event of Default, the Guarantied Parties are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Obligations, to collect interest on the Obligations,or to enforce or exercise any other right or remedy with respect to the Obligations, or the Agent is prevented from taking any action to realize on the Collateral, each Guarantor agrees to pay to the Agent for the account of the Guarantied Parties, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Guarantied Parties.

         (d) Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and of each other guarantor of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations or any part thereof, that diligent inquiry would reveal. The Guarantor hereby agrees that the Guarantied Parties shall have no duty to advise the Guarantor of information known to any of the Guarantied Parties regarding such condition or any such circumstance. In the event that any Guarantied Party in its sole discretion undertakes at any time or from time to time to provide any such information to the Guarantors, such Guarantied Party shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which, pursuant to accepted or reasonable banking or commercial finance practices, such Guarantied Party wishes to maintain confidential or
(iii) to make any other or future disclosures of such information or any other information to the Guarantors.


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         (e) Each Guarantor consents and agrees that the Guarantied Parties shall be under no obligation to marshall any assets in favor of the Guarantors or otherwise in connection with obtaining payment of any or all of the Obligations from any Person or source.

         SECTION 4. DELAY OF SUBROGATION, ETC. Each Guarantor agrees that it will not exercise any rights which it may acquire by way of subrogation, contribution or reimbursement by reason of this Guaranty or by any payment made hereunder until the Obligations have been paid in full.

         SECTION 5. REPRESENTATIONS AND WARRANTIES. Each Guarantor hereby represents and warrants to the Guarantied Parties as follows:

         (a) Such Guarantor (i) is a corporation duly organized, validly existing and in good standing under its jurisdiction of organization, (ii) is duly qualified as a foreign corporation, partnership or limited liability company, as the case may be, and in good standing under the laws of each jurisdiction, except for failures which in the aggregate would have no Material Adverse Effect, (iii) has all requisite corporate, partnership or limited liability company power and authority, as the case may be, and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted, (iv) is in compliance with its certificate of incorporation, by-laws, partnership agreement, operating agreement or other comparable governing documents (v) is in compliance with all other applicable Requirements of Law except for such noncompliances as in the aggregate would have no Material Adverse Effect, and (vi) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents or approvals which can be obtained by the taking of ministerial action to secure the grant or transfer thereof or failures which in the aggregate would have no Material Adverse Effect.

         (b) The execution, delivery and performance by such Guarantor of this Guaranty and the other Loan Documents to which it is party:

         (i) are within its corporate, partnership or limited liability company powers, as the case may be;

         (ii) have been duly authorized by all necessary corporate, partnership or limited liability company action, as the case may be, including, without limitation, the consent of stockholders, partners or members, as the case may be, where required; and

         (iii) do not and will not (A) contravene its certificate of incorporation or by-laws, partnership agreement, operating agreement or other comparable governing documents, (B) violate any other applicable Requirement of Law (including, without limitation, Regulations T, U and X of the Board of Governors



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     of the Federal Reserve System), or any order or decree of any Governmental
     Authority or arbitrator, (C) conflict with or result in the breach of, or constitute a default under, or result in or perrmit the termination or acceleration of, any of its Contractual Obligations, (D) result in the creation or imposition of any Lien upon any of its property other than those in favor of the Agent on behalf of and for the ratable benefit of the Secured Parties, or (E) require the consent, authorization by, or approval of, or notice to, or filing or registration with, any Governmental Authority or any other Person, other than those which have been obtained and copies of which have been delivered to the Agent pursuant to Amendment No. 3, each of which is in full force and effect.

     (c) This Guaranty has been duly executed and delivered by such Guarantor and is the legal, valid and binding obligation of such Guarantor enforceable against it in accordance with its terms.

     (d) There are no pending or, to the knowledge of such Guarantor, threatened actions, investigations or proceedings affecting such Guarantor or any of its subsidiaries before any Governmental Authority or arbitrator other than those that in the aggregate could not reasonably be expected to have a Material Adverse Effect. The performance by such Guarantor under this Guaranty and under each of the other Loan Documents to which it is a party is not restrained or enjoined (either temporarily, preliminarily or permanently) and no conditions have been imposed by any Governmental Authority or arbitrator that in the aggregate could reasonably be expected to have a Material Adverse Effect.

     SECTION 6. AMENDMENTS, ETC. No amendment or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor herefrom shall in any event be effective unless the same shall be in writing, approved by the Majority Lenders and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by all the Guarantied Parties, limit the liability of the Guarantors (other than as expressly provided herein) or postpone any date fixed for payment hereunder.

     SECTION 7. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand, if to a Guarantor, addressed to it at the address of such Guarantor specified on the signature pages hereof, if to any Guarantied Party, addressed to it at the address of such Guarantied Party specified in the Credit Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation of receipt, delivered to the cable company or delivered by hand to the addressee or its agent, respectively.

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     SECTION 8. NO WAIVER: REMEDIES. (a) No failure on the part of any
Guarantied Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or any of the other Loan Documents.

     (b) Failure by any of the Guarantied Parties at any time or times hereafter to require strict performance by the Borrower, any Guarantor or any other Person of any of the provisions, warranties, terms or conditions contained in any of the Loan Documents now or at any time or times hereafter executed by the Borrower, any Guarantor or such other Person and delivered to any of the Guarantied Parties shall not waive, affect or diminish any right of any of the Guarantied Parties at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of any of the Guarantied Parties or any agent, officer, employee of any of the Guaranteed Parties.

     (c) No waiver by the Guarantied Parties of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by any of the Guarantied Parties permitted hereunder shall in any way affect or impair any of the rights of the Guarantied Parties or the obligations of any Guarantor under this Guaranty or under any of the other Loan Documents. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest or other amount constituting any of the Obligations shall be conclusive and binding on the Guarantors irrespective of whether the Guarantors were a party to the suit or action in which such determination was made.

     SECTION 9. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, each of the Guarantied Parties is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Guarantied Party to or for the credit or the account of a Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Guarantied Party shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Each of the Guarantied Parties agrees promptly to notify such Guarantor after any such set-off and application made by such Guarantied Party; PROVIDED HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Guarantied Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Guarantied Party may have.

     SECTION 10. CONTINUING GUARANTY; TRANSFER OF NOTES. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until indefeasible payment in full of the Obligations and all other amounts payable under this Guaranty, (ii) be binding upon the Guarantors, their respective successors and assigns, and (iii) inure to the benefit of and be enforceable by the Guarantied Parties and their respective

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successors, transferees, and assigns. Without limiting the generality of the foregoing clause (iii), any of the Guarantied Parties may assign or otherwise transfer any Note held by it or Obligation owing to it to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Guarantied Party herein or otherwise with respect to such of the Notes and Obligations so transferred or assigned, subject, however, to compliance with the provisions of Section 10.7 of the Credit Agreement in respect of assignments; PROVIDED HOWEVER, that in the event of a sale by the Borrower of all of the stock of a Guarantor approved by the Majority Lenders, the Guarantor's obligations hereunder shall terminate upon the consummation of such sale and the application of the proceeds in accordance with the terms of the Amended and Restated Credit Agreement.

     SECTION 11. LIMITATION OF GUARANTY. Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount of the Obligations for which a Guarantor shall be liable shall not exceed the maximum amount for which such Guaranty can be liable without rendering this Guaranty or any other Loan Document, as it related to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

     SECTION 12. CONTRIBUTION. To the extent that any Guarantor shall be required hereunder to pay a portion of the Obligations which shall exceed the greater of (i) the amount of the economic benefit actually received by such Guarantor from the Obligations and (ii) the amount which such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Obligations (excluding the amount thereof repaid by the Borrower and the other Guarantor) in the same proportion as such Guarantor's net worth at the date enforcement hereunder is sought bears to the aggregate net worth of all the Guarantors at the date enforcement hereunder is sought, then such Guarantor shall be reimbursed by the other Guarantors for the amount of such excess, pro rata based on the respective net worths of the other Guarantors at the date enforcement hereunder is sought.

     SECTION 13. REINSTATEMENT. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Loan Party for liquidation or reorganization, should any Loan Party become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Loan Party's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations or such part thereof, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

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     SECTION 14. GOVERNING LAW. This Guaranty shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Guaranty.

     SECTION 15. SUBMISSION TO JURISDICTION; JURY TRIAL. (a) Any legal action or proceeding with respect to this Guaranty or any document related thereto may be brought in the courts of the State of New York or the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and consents to the granting of such legal or equitable relief as is deemed appropriate by the court.

     (b) Each Guarantor irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Guarantor at its address provided herein, such service to become effective 30 days after such mailing.

     (c) Nothing contained in this Section 15 shall affect the right of any Guarantied Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against a Guarantor or any of such Guarantor's property in any other jurisdiction.

     (d) Each Guarantor waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Guaranty or any other loan document, or any course of conduct, course of dealing, verbal or written statement or other action of any Loan Party or any Guarantied Party.

     SECTION 16. SECTION TITLES. The Section titles contained in this Guaranty are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Guaranty.

     SECTION 17. EXECUTION IN COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Guaranty.

     SECTION 18. MISCELLANEOUS. All references herein to the Borrower or to the Guarantors shall include their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower or any of the

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Guarantors. All references to the singular shall be deemed to include the plural where the context so requires.


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     IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be duly executed and delivered by its duly authorized officer on the date first above written.


                                   ELDER-BEERMAN HOLDINGS, INC.

                                   By: /s/ Steven D. Lipton
                                       ----------------------------------------
                                       Name:  Steven D. Lipton
                                       Title: Vice President, Controller

                                   Address for Notices:

                                   Elder-Beerman Holdings, Inc.
                                   3155 El-Bee Road
                                   Dayton, OH 45439
                                   Attention: General Counsel
                                   Fax No.: (937) 296-4625

                                   ELDER-BEERMAN OPERATIONS, LLC

                                   By: The Elder-Beerman Stores Corp.,
                                       as its Managing Member

                                   By: /s/ Steven D. Lipton
                                       ----------------------------------------
                                       Name:  Steven D. Lipton
                                       Title: Vice President, Controller

                                   Address for Notices:

                                   Elder-Beerman Operations, LLC
                                   3155 El-Bee Road
                                   Dayton, OH 45439
                                   Attention: General Counsel
                                   Fax No.: (937) 296-4625

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                                ELDER-BEERMAN INDIANA, L.P.

                                By: /s/ Steven D. Lipton
                                   -------------------------------
                                   Name: Steven D. Lipton
                                   Title: Vice President, Controller

                                Address for Notices:

                                Elder-Beerman Indiana, L.P.
                                3155 El-Bee Road
                                Dayton, OH 45439
                                Attention: General Counsel
                                Fax No.: (937) 296-4625












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